PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Genevieve Haldeman Vice President of Global Communications (831) 458-7343

Plantronics Announces Second Quarter Fiscal Year 2014 Results
Revenue and Earnings per Share Meet Guidance; Unified Communications Net Revenues Grow 22% Year-over-Year, 36% Year-to-Date

SANTA CRUZ, CA - October 29, 2013 - Plantronics, Inc. (NYSE: PLT) today announced second quarter fiscal year 2014 results. Highlights of the quarter include the following (comparisons are against the second quarter of fiscal year 2013):

•	Net revenues were $194.0 million, an increase of 8% compared with $179.3 million.

•	GAAP gross margin was 51.4% compared with 54.2%; non-GAAP gross margin was 52.3% compared with 54.7%.

•	GAAP operating income was $30.8 million compared with $34.5 million; non-GAAP operating income was $38.0 million compared with $39.9 million.

•	GAAP diluted earnings per share (“EPS”) was $0.53 compared with $0.61, and within our guidance of $0.51 to $0.57.

•	Non-GAAP diluted EPS was $0.64 compared with $0.70, and within our guidance of $0.62 to $0.68.

Q2 GAAP Results

	Q2 2014		Q2 2013		Change (%)
Net revenues	$194.0	million	$179.3	million	8.1%
Operating income	$30.8	million	$34.5	million	(10.7)%
Operating margin	15.9%		19.3%
Diluted EPS	$0.53		$0.61		(13.1)%

Q2 Non-GAAP Results

	Q2 2014		Q2 2013		Change (%)
Operating income	$38.0	million	$39.9	million	(4.7)%
Operating margin	19.6%		22.3%
Diluted EPS	$0.64		$0.70		(8.5)%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“We achieved our revenue guidance through continued growth in Unified Communications (UC) and mobile headset revenues,” said Ken Kannappan, President & CEO. “Year to date, our UC revenues are up 36% compared to the first half of the prior year, and are in-line with our long-term expectations.”
“We generated approximately $23 million in cash flow from operations in the second quarter of fiscal year 2014, and grew our cash, cash equivalents and short and long term investments position to approximately $439 million” said Pam Strayer, Senior Vice President and Chief Financial Officer.

OCC net revenues increased 5% to $139.9 million compared with $133.1 million in the second quarter of fiscal year 2013 driven by the strength of our UC revenues, a subset of OCC. Net revenues from UC products grew by 22% to $36.9 million in the second quarter of fiscal year 2014 compared with $30.1 million in the second quarter of fiscal year 2013.
Mobile net revenues were $42.7 million in the second quarter of fiscal year 2014, an increase of 28% compared with $33.3 million in the second quarter of fiscal year 2013, with growth in all major geographies.

Ken Kannappan, President & CEO Returns from Temporary Leave of Absence
Ken Kannappan has returned to his full responsibilities as President & CEO after taking a medical leave of absence beginning April 14, 2013 for a treatable form of cancer.
“I would like to thank everyone for their support during my leave of absence. In particular, I would like to thank Pam Strayer for her assumption of additional responsibilities as acting CEO, and her excellence in carrying out those duties.  I would also like to thank the entire management team at Plantronics and all of our associates, for furthering our progress on our UC strategy and our corporate goals.”

Dividend Announcement
We also announced that our Board of Directors declared a quarterly dividend of $0.10 per share. The dividend will be payable on December 10, 2013 to stockholders of record at the close of business on November 20, 2013.

Business Outlook
The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.
We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.
Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.
Subject to the foregoing, we currently expect the following range of financial results for the third quarter of fiscal year 2014:

•	Net revenues of $202 million to $210 million;

•	GAAP operating income of $30 million to $33 million;

•	Non-GAAP operating income of $36 million to $39 million, excluding the impact of $6 million from stock-based compensation and purchase accounting amortization from GAAP operating income;

•	Assuming approximately 43.8 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.50 to $0.55;

•	Non-GAAP diluted EPS of $0.60 to $0.65; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.10 per diluted share.

Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results
We have scheduled a conference call to discuss second quarter fiscal year 2014 results. The conference call will take place today, October 29, 2013, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.
A replay of the call with the conference ID #65762101 will be available until December 6, 2013 at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization and accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing adjustments, and the impact of the retroactive reinstatement of the U.S. federal R&D tax credit.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our estimates of GAAP and non-GAAP financial results for the third quarter of fiscal year 2014, including net revenues, operating income and diluted EPS; (ii) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS; and (iii) our estimate of weighted average shares outstanding for the third quarter of fiscal year 2014, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms and product offerings developed by the major UC providers as these platforms and product offerings continue to evolve and become more commonly adopted; (iii) the development of UC solutions is technically complex and this may delay or limit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers on a timely basis; (iv) our development of UC solutions is dependent on our ability to implement and execute new and different processes in connection with the design, development and manufacturing of complex electronic systems comprised of hardware, firmware and software that must work in a wide variety of environments and multiple variations, which may in some instances increase the risk of development delays or errors and require the hiring of new personnel and/or fourth party contractors which increases our costs; (v) because UC offerings involve complex integration of hardware and software with UC infrastructure, our sales model and expertise will need to continue to evolve; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (vii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; and, (viii) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our business segments.
For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 24, 2013 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net revenues	$193,980	$179,280	$396,798	$360,645
Cost of revenues	94,366	82,052	191,552	165,721
Gross profit	99,614	97,228	205,246	194,924
Gross profit %	51.4%	54.2%	51.7%	54.0%

Research, development and engineering	20,447	19,581	41,310	39,277
Selling, general and administrative	48,507	43,130	96,604	89,034
Restructuring and other related charges	(176)	—	547	—
Total operating expenses	68,778	62,711	138,461	128,311
Operating income	30,836	34,517	66,785	66,613
Operating income %	15.9%	19.3%	16.8%	18.5%

Interest and other income (expense), net	359	275	(127)	287
Income before income taxes	31,195	34,792	66,658	66,900
Income tax expense	8,057	8,868	16,567	17,413
Net income	$23,138	$25,924	$50,091	$49,487

% of net revenues	11.9%	14.5%	12.6%	13.7%

Earnings per common share:
Basic	$0.54	$0.62	$1.17	$1.19
Diluted	$0.53	$0.61	$1.15	$1.16

Shares used in computing earnings per common share:
Basic	42,810	41,482	42,751	41,571
Diluted	43,597	42,403	43,667	42,521

Effective tax rate	25.8%	25.5%	24.9%	26.0%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	September 30,	March 31,
	2013	2013
ASSETS
Cash and cash equivalents	$245,980	$228,776
Short-term investments	113,143	116,581
Total cash, cash equivalents and short-term investments	359,123	345,357
Accounts receivable, net	123,748	128,209
Inventory, net	69,150	67,435
Deferred tax assets	10,065	10,120
Other current assets	15,289	15,369
Total current assets	577,375	566,490
Long-term investments	79,475	80,261
Property, plant and equipment, net	118,318	99,111
Goodwill and purchased intangibles, net	16,265	16,440
Other assets	2,240	2,303
Total assets	$793,673	$764,605
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$29,500	$37,067
Accrued liabilities	60,926	66,419
Total current liabilities	90,426	103,486
Deferred tax liabilities	2,833	1,742
Long-term income taxes payable	12,685	12,005
Other long-term liabilities	1,686	925
Total liabilities	107,630	118,158
Stockholders' equity	686,043	646,447
Total liabilities and stockholders' equity	$793,673	$764,605

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net Income	$23,138	$25,924	$50,091	$49,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,783	4,094	7,891	7,880
Stock-based compensation	5,965	4,862	10,953	9,482
Provision for excess and obsolete inventories	1,498	649	3,281	899
Deferred income taxes	(410)	(464)	5,293	(902)
Excess tax benefit from stock-based compensation	(513)	(539)	(4,086)	(679)
Other operating activities	135	693	1,200	1,265
Changes in assets and liabilities:
Accounts receivable, net	(2,834)	557	3,082	5,008
Inventory, net	(4,780)	(3,077)	(4,552)	(8,230)
Current and other assets	(1,362)	1,463	(659)	(1,218)
Accounts payable	(3,227)	608	(7,567)	(3,854)
Accrued liabilities	3,392	875	(3,885)	(559)
Income taxes	(1,319)	(3,817)	(3,436)	1,445
Cash provided by operating activities	23,466	31,828	57,606	60,024

Cash flows from investing activities
Proceeds from sales of short-term investments	$24,087	$9,200	$50,118	$25,057
Proceeds from maturities of short-term investments	19,770	33,295	54,970	60,890
Purchase of short-term investments	(7,619)	(30,349)	(41,634)	(65,411)
Proceeds from sales of long-term investments	10,228	2,000	15,012	2,000
Purchase of long-term investments	(51,614)	(25,528)	(74,720)	(33,951)
Acquisitions, net of cash acquired	—	(1,723)	—	(1,723)
Capital expenditures	(14,199)	(4,949)	(27,213)	(21,526)
Cash used for investing activities	(19,347)	(18,054)	(23,467)	(34,664)

Cash flows from financing activities
Repurchase of common stock	$(16,547)	$(3,457)	$(27,313)	$(19,930)
Proceeds from issuances under stock-based compensation plans	5,474	10,569	18,637	11,888
Employees' tax withheld and paid for restricted stock and restricted stock units	(343)	(439)	(4,369)	(1,729)
Proceeds from revolving line of credit	—	—	—	18,000
Repayment of revolving line of credit	—	(13,000)	—	(26,000)
Payment of cash dividends	(4,397)	(4,243)	(8,765)	(8,490)
Excess tax benefit from stock-based compensation	513	539	4,086	679
Cash used for financing activities	(15,300)	(10,031)	(17,724)	(25,582)

Effect of exchange rate changes on cash and cash equivalents	818	(453)	789	(1,184)
Net increase (decrease) in cash and cash equivalents	(10,363)	3,290	17,204	(1,406)
Cash and cash equivalents at beginning of period	256,343	204,639	228,776	209,335
Cash and cash equivalents at end of period	245,980	207,929	245,980	207,929

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
GAAP Gross profit	$99,614	$97,228	$205,246	$194,924
Stock-based compensation expense	638	526	1,173	1,122
Accelerated depreciation	41	318	261	442
Lease termination charges	1,126	—	1,388	—
Non-GAAP Gross profit	$101,419	$98,072	$208,068	$196,488
Non-GAAP Gross profit %	52.3%	54.7%	52.4%	54.5%

GAAP Research, development and engineering	$20,447	$19,581	$41,310	$39,277
Stock-based compensation expense	(1,652)	(1,256)	(3,020)	(2,380)
Accelerated depreciation	(49)	(226)	(200)	(283)
Lease termination charges	(21)	—	(21)	—
Purchase accounting amortization	(50)	—	(100)	—
Non-GAAP Research, development and engineering	$18,675	$18,099	$37,969	$36,614

GAAP Selling, general and administrative	$48,507	$43,130	$96,604	$89,034
Stock-based compensation expense	(3,675)	(3,080)	(6,759)	(5,980)
Lease termination charges	(45)	—	(45)	—
Purchase accounting amortization	(35)	—	(106)	—
Non-GAAP Selling, general and administrative	$44,752	$40,050	$89,694	$83,054

GAAP Operating expenses	$68,778	$62,711	$138,461	$128,311
Stock-based compensation expense	(5,327)	(4,336)	(9,779)	(8,360)
Accelerated depreciation	(49)	(226)	(200)	(283)
Lease termination charges	(66)	—	(66)	—
Purchase accounting amortization	(85)	—	(206)	—
Restructuring and other related charges	176	—	(547)	—
Non-GAAP Operating expenses	$63,427	$58,149	$127,663	$119,668

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
GAAP Operating income	$30,836		$34,517		$66,785		$66,613
Stock-based compensation expense	5,965		4,862		10,952		9,482
Accelerated depreciation	90		544		461		725
Lease termination charges	1,192		—		1,454		—
Purchase accounting amortization	85		—		206		—
Restructuring and other related charges	(176)		—		547		—
Non-GAAP Operating income	$37,992		$39,923		$80,405		$76,820

GAAP Net income	$23,138		$25,924		$50,091		$49,487
Stock-based compensation expense	5,965		4,862		10,952		9,482
Accelerated depreciation	90		544		461		725
Lease termination charges	1,192		—		1,454		—
Purchase accounting amortization	85		—		206		—
Restructuring and other related charges	(176)		—		547		—
Income tax effect	(2,298)	(1)	(1,648)	(2)	(5,122)	(3)	(3,069)	(2)
Non-GAAP Net income	$27,996		$29,682		$58,589		$56,625

GAAP Diluted earnings per common share	$0.53		$0.61		$1.15		$1.16
Stock-based compensation expense	0.14		0.11		0.25		0.22
Accelerated depreciation	—		0.01		0.01		0.01
Lease termination charges	0.02		—		0.03		—
Restructuring and other related charges	—		—		0.02		—
Income tax effect	(0.05)		(0.03)		(0.12)		(0.06)
Non-GAAP Diluted earnings per common share	$0.64		$0.70		$1.34		$1.33

Shares used in diluted earnings per common share calculation	43,597		42,403		43,667		42,521

(1)
Excluded amount represents tax benefits from stock-based compensation, accelerated depreciation, lease termination charges, purchase accounting amortization, restructuring and other related charges, and the release of tax reserves.

(2)	Excluded amount represents tax benefits from stock-based compensation and purchase accounting amortization.
(3)
Excluded amount represents tax benefits from stock-based compensation, accelerated depreciation, lease termination charges, purchase accounting amortization, restructuring and other related charges, the release of tax reserves, and transfer pricing adjustments.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as stock-based compensation related to stock options, restricted stock and employee stock purchases, accelerated depreciation, lease termination charges, purchase accounting amortization, restructuring and other related charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing adjustments, and the impact of the retroactive reinstatement of the U.S. federal R&D tax credit. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q113		Q213		Q313		Q413		Q114	Q214
GAAP Gross profit	$97,696		$97,228		$102,164		$106,093		$105,632	$99,614
Stock-based compensation expense	596		526		507		391		535	638
Accelerated depreciation	124		318		318		252		220	41
Lease termination charges	—		—		—		—		262	1,126
Non-GAAP Gross profit	$98,416		$98,072		$102,989		$106,736		$106,649	$101,419
Non-GAAP Gross profit %	54.3%		54.7%		52.2%		52.3%		52.6%	52.3%

GAAP Operating expenses	$65,600		$62,711		$67,558		$69,215		$69,683	$68,778
Stock-based compensation expense	(4,024)		(4,336)		(4,185)		(3,785)		(4,452)	(5,327)
Accelerated depreciation	(57)		(226)		(223)		(176)		(151)	(49)
Lease termination charges	—	—	—	—	—	—	—	—	—	(66)
Purchase accounting amortization	—		—		—		—		(121)	(85)
Restructuring and other related charges	—		—		(1,868)		(398)		(723)	176
Non-GAAP Operating expenses	$61,519		$58,149		$61,282		$64,856		$64,236	$63,427

GAAP Operating income	$32,096		$34,517		$34,606		$36,878		$35,949	$30,836
Stock-based compensation expense	4,620		4,862		4,692		4,176		4,987	5,965
Accelerated depreciation	181		544		541		428		371	90
Lease termination charges	—		—		—		—		262	1,192
Purchase accounting amortization	—		—		—		—		121	85
Restructuring and other related charges	—		—		1,868		398		723	(176)
Non-GAAP Operating income	$36,897		$39,923		$41,707		$41,880		$42,413	$37,992
Non-GAAP Operating income %	20.3%		22.3%		21.1%		20.5%		20.9%	19.6%

GAAP Income before income taxes	$32,108		$34,792		$34,783		$36,742		$35,463	$31,195
Stock-based compensation expense	4,620		4,862		4,692		4,176		4,987	5,965
Accelerated depreciation	181		544		541		428		371	90
Lease termination charges	—		—		—		—		262	1,192
Purchase accounting amortization	—		—		—		—		121	85
Restructuring and other related charges	—		—		1,868		398		723	(176)
Non-GAAP Income before income taxes	$36,909		$40,198		$41,884		$41,744		$41,927	$38,351

GAAP Income tax expense	$8,545		$8,868		$6,577		$8,033		$8,510	$8,057
Income tax effect of stock-based compensation expense	1,382		1,532		1,342		1,223		1,437	1,838
Income tax effect of accelerated depreciation	39		116		124		90		88	—
Income tax effect of lease termination charges	—		—		—		—		57	276
Income tax effect of purchase accounting amortization	—		—		—		—		37	24
Income tax effect of restructuring and other related charges	—		—		600		103		270	(66)
Tax benefit from the expiration of certain statutes of limitations	—		—		2,071		—		935	226
Tax benefit from the retroactive reinstatement of the R&D tax credit	—		—		—		1,835		—	—
Non-GAAP Income tax expense	$9,966		$10,516		$10,714		$11,284		$11,334	$10,355
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%		26.2%		25.6%		27.0%		27.0%	27.0%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q113	Q213	Q313	Q413	Q114	Q214
GAAP Net income	$23,563	$25,924	$28,206	$28,709	$26,953	$23,138
Stock-based compensation expense	4,620	4,862	4,692	4,176	4,987	5,965
Accelerated depreciation	181	544	541	428	371	90
Lease termination charges	—	—	—	—	262	1,192
Purchase accounting amortization	—	—	—	—	121	85
Restructuring and other related charges	—	—	1,868	398	723	(176)
Income tax effect	(1,421)	(1,648)	(4,137)	(3,251)	(2,824)	(2,298)
Non-GAAP Net income	$26,943	$29,682	$31,170	$30,460	$30,593	$27,996

GAAP Diluted earnings per common share	$0.55	$0.61	$0.66	$0.67	$0.62	$0.53
Stock-based compensation expense	0.11	0.11	0.11	0.11	0.11	0.14
Accelerated depreciation	—	0.01	0.01	0.01	0.01	—
Lease termination charges	—	—	—	—	0.01	0.02
Restructuring and other related charges	—	—	0.05	—	0.02	—
Income tax effect	(0.03)	(0.03)	(0.10)	(0.08)	(0.07)	(0.05)
Non-GAAP Diluted earnings per common share	$0.63	$0.70	$0.73	$0.71	$0.70	$0.64

Shares used in diluted earnings per common share calculation	42,570	42,403	42,618	43,119	43,650	43,597

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$134,033	$133,119	$139,449	$142,700	$151,183	$139,945
Mobile	36,157	33,305	44,138	49,860	41,624	42,685
Gaming and Computer Audio	6,789	7,797	9,024	7,137	6,451	8,156
Clarity	4,386	5,059	4,791	4,482	3,560	3,194
Total net revenues	$181,365	$179,280	$197,402	$204,179	$202,818	$193,980
Net revenues by geographic area from unaffiliated customers:
Domestic	$104,078	$107,513	$111,847	$113,009	$121,318	$115,795
International	77,287	71,767	85,555	91,170	81,500	78,185
Total net revenues	$181,365	$179,280	$197,402	$204,179	$202,818	$193,980

Balance Sheet accounts and metrics:
Accounts receivable, net	$108,300	$108,070	$112,677	$128,209	$120,903	$123,748
Days sales outstanding (DSO)	54	54	51	57	54	57
Inventory, net	$58,932	$61,639	$66,905	$67,435	$65,314	$69,150
Inventory turns	5.7	5.3	5.7	5.8	6.0	5.5